Weinberg & Associates LLC
6812 Cherokee Drive, Baltimore, MD 21209
Phone/Fax (800) 219-4312

Ms. Hadas Yaron, President and Director
E-18 Corp.
26 Leon Blum St.
Tel Aviv, Israel, 69052

Dear Ms. Yaron:

CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of Battery Control Corp. on Form SB-2 of my report on the financial statements of the Company as its registered independent auditor dated January 14, 2008, as of and for the period ended December 31, 2007. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
January 17, 2008